Registration No. 33-___

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                          ____________________

                                FORM S-8
                                   and
                                FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ____________________

                    VERMONT FINANCIAL SERVICES CORP.
         (exact name of registrant as specified in its charter)

              DELAWARE                     03-0284445
      (State of Incorporation)  (IRS Employer Identification No.)

             100 MAIN STREET, BRATTLEBORO, VERMONT 05301
                           (802) 257-7151
    (Address and telephone number of principal executive offices)

                  John D. Hashagen, Jr., President
                  Vermont Financial Services Corp.
                           100 Main Street
                     Brattleboro, Vermont 05301
                           (802) 257-7151
     (Name, address and telephone number for agent for service)
                        ____________________

                              Copy to:
                     Christopher Cabot, Esquire
                        Sullivan & Worcester
                       One Post Office Square
                     Boston, Massachusetts 02109
                           (617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                   CALCULATION OF REGISTRATION FEE

   Title of Each     Amount      Proposed        Proposed     Amount of
      Class of        to be       Maximum         Maximum     Registrat
  Securities to be   Registe  Offering Price     Aggregate     ion Fee
     Registered       red *     Per Unit **   Offering Price
                                                    **

 Common Stock, Par   323,302      $22.63        $7,316,324    $2,522.89
    Value $1.00
/TABLE

* In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, the number of shares registered hereby shall automatically be increased to cover such additional shares in accordance with Rule 416(a).

** Estimated solely for purposes of calculating the registration fee on the basis of the average of the closing bid and asked prices, as reported on NASDAQ, of the Common Stock, on March 23, 1995.



                   VERMONT FINANCIAL SERVICES CORP.



                CROSS REFERENCE SHEET SHOWING LOCATION

        OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-3


      ITEMS OF PART I OF FORM S-3       HEADINGS IN PROSPECTUS

 1.   Forepart of Registration          Forepart and Outside Front Cover
      Statement and Outside Front       Page
      Cover Page of Prospectus

 2.   Inside Front and Outside Back     Inside Front Cover Page; Available
      Cover Pages of Prospectus         Information; Incorporation of
                                        Documents by Reference

 3.   Summary Information; Risk         Not Applicable
      Factors; and Ratio of Earnings
      to Fixed Charges Risk Factors
 4.   Use of Proceeds                   Not Applicable - See Cover Page of
                                        Prospectus

 5.   Determination of Offering Price   Cover Page
 6.   Dilution                          Not Applicable

 7.   Selling Security Holders          Selling Shareholders

 8.   Plan of Distribution              Selling Shareholders
 9.   Description of Securities to be   Description of Capital Stock
      Registered

 10.  Interests of Named Experts and    Not Applicable
      Counsel
 11.  Material Changes                  Not Applicable

 12.  Incorporation of Certain          Incorporation of Documents
      Information by Reference

 13.  Disclosure of Commission          Indemnification of Directors and
      Position on Indemnification for   Officers
      Securities Act Liabilities

                                    (i)



                   VERMONT FINANCIAL SERVICES CORP.

                           RESALE PROSPECTUS
                             COMMON STOCK

                           ($1.00 Par Value)



     This Prospectus relates to an aggregate of 323,302 shares (the "Shares") of Common Stock, $1.00 par value (the "Common Stock"), of Vermont Financial Services Corporation (the "Company") that may be offered, from time to time, by directors and certain officers of the Company and its subsidiaries (the "Selling Shareholders"). The Common Stock is designated on the NASDAQ National Market System ("NASDAQ") under the symbol "VFSC". Shares may be issued to certain current and former directors and officers upon their exercise of stock options granted pursuant to one or more of the Company's 1987 Non-Qualified Stock Option Plan, as amended, the Company's 1988 Directors Non-Qualified Stock Option Plan, its 1994 Stock Option Plan, as well as the Stock Option Plan of West Mass Bankshares, Inc. which merged into the Company in 1994 (together, the "Plans"). When acquired by the Selling Shareholders, Shares may be sold, from time to time, in ordinary brokers' transactions through the NASDAQ at the price prevailing at the time of such sales. The commission payable will be the regular commission a broker receives for effecting such sales. Shares may also be offered in block trades, private transactions or otherwise. The net proceeds to the Selling Shareholders will be the proceeds received by them upon such sales less brokerage commissions. The Company will receive no proceeds from the sale of Shares. Information regarding the Selling Shareholders is set forth below under the heading "Selling Shareholders and Shares That May Be Offered." All expenses of registration incurred in connection with this offering are being borne by the Company, but the selling and other expenses incurred by individual Selling Shareholders will be borne by them.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any state or other jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     On March 23, 1995, the last reported sale price of the Common Stock on the NASDAQ was $22.63 per share.

                         ____________________

              THESE SECURITIES HAVE NOT BEEN APPROVED OR
         DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
            NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENCE.
                         ____________________


             The date of this Prospectus is March 24, 1995












                         AVAILABLE INFORMATION

     Vermont Financial Services Corp., a Delaware corporation (the "Company"), is the successor to Vermont Financial Services Corp., a Vermont corporation ("VFSC Vermont"), as a result of a merger effective on April 17, 1990. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (75 Park Place, Room 1228, New York, New York 10007) and Chicago (230 South Dearborn Street, Room 3190, Chicago, Illinois 60604). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

        (ii) All other reports filed with the Commission by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994 and prior to the date of this Prospectus.

     All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, after the date hereof and before the termination of the offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated herein by reference, except for the exhibits to such documents. Written requests should be mailed to Vermont Financial Services Corp., 100 Main Street, Brattleboro, Vermont 05301, Attention: Treasurer. Telephone requests may be directed to (802) 257-7151.






                              THE COMPANY

     Vermont Financial Services Corp., a Delaware corporation, was organized in 1990 and became the successor of VFSC Vermont on April 17, 1990 pursuant to a merger of VFSC Vermont into the Company. The merger was carried out for the purpose of changing the Company's state of incorporation from Vermont to Delaware. The Company is a bank holding company and has two wholly-owned subsidiaries, Vermont National Bank, a national banking association ("VNB") which operates out of 31 branches throughout the State of Vermont, and United Bank ("UB"), a Massachusetts chartered bank which operates out of six branches in Western Massachusetts. The principal offices of the Company and VNB are located at 100 Main Street, Brattleboro, Vermont 05301. The Company's telephone number is
(802) 257-7151. UB's principal offices are located at 45 Federal Street, Greenfield, Massachusetts 01301. VNB engages in commercial and retail banking and in the trust business, including the taking of deposits, the making of secured and unsecured loans, the financing of commercial transactions, the performance of corporate, pension and personal trust services. UB is engaged in the business of attracting deposits from the general public and originating residential mortgage loans. UB also makes mortgage loans on commercial real estate and originates consumer loans.

     The Company, VNB and UB are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency (in the case of VNB) and the Massachusetts Board of Bank Incorporation (in the case of UB).


     SELLING SHAREHOLDERS AND SHARES THAT MAY BE OFFERED

     Shares acquired and offered by Selling Shareholders upon the exercise of stock options under one or more of the Plans may be authorized and unissued shares, treasury shares or shares acquired on the open market, although it is anticipated that most of such Shares will be acquired from treasury.

     The following table sets forth the name of each Selling Shareholder, his or her position with the Company, VNB or UB during the past three years, the amount of Common Stock (including stock options under the Plans) owned by him or her as of December 31, 1994, the maximum amount of Common Stock that may be offered by him or her pursuant to this Prospectus upon the exercise of stock options under the Plans, and the amount of Common Stock owned by him or her assuming sale of the maximum number of Shares offered. No Selling Shareholder will own more that 1% of the outstanding Common Stock after completion of the offering contemplated hereby. In addition to the Selling Shareholders named below, certain unnamed non-affiliates of the Company may use this Resale Prospectus each to sell up to the lesser of 1,000 Shares of Common Stock or 1% of the Shares issuable under the Plans.











 Name and Position         Common Stock        Common         Common Stock
 with Company              Owned on            Stock          to be Owned
                           December 31,        Under          after any
                           19941               Options2        Offering3

 A.F. Abatiell, Dir.        60,669              1,500            59,169

 Z.V. Akins, Dir.            2,884              1,500             1,384
 C.A. Cairns, Dir.           5,527              1,500             4,027

 R.C. Cody, Dir.            16,696              1,500            15,196
 A.W. Coombs, Dir.           8,570                500             8,070

 B.G. Davidson, Dir.         3,917              1,500             2,417

 J.E. Griffin, Dir.          4,079              1,500             2,579
 F.L. Lemay, Dir.          108,831             35,667            73,164

 D.C. Lyons, Dir.           11,212              1,500             9,712
 K.E. Mann, Dir.            12,513              1,500            11,013

 S.A. Morse, Dir.            6,348              1,500             4,848
 D.E. O'Brien, Dir.          6,086              1,500             4,586

 R.W. Pike, Dir.             8,235              1,500             6,735
 M.W. Richards, Dir.        26,329              1,500            24,829

 J.D. Hashagen,             29,863             17,300            12,563
 Dir., CEO, Pres.

 R.O. Madden, EVP           12,785             10,600             2,185
 R.G. Soucy, EVP            19,895             11,100             8,795

 Vermont National
 Bank

 L.J. Dunham, EVP           11,508               8,700            2,808
 W.H. George, EVP           15,521               9,700            5,821

 W.B. Fenn, EVP             18,192              10,600            7,592
 J.R. Davidson, SVP          4,149               3,000            1,149

 P.G. Gibson, SVP            4,468               3,000            1,468

 M.J. McQuaide, SVP          9,854               3,000            6,854
 T.P. Johnson, SVP          14,258               3,000           11,258

 S.A. Johnson, VP            2,998               2,000              998
 G.C. Runge, Retired         6,734               2,000            4,734
 United Bank



 K.R. Cole, Pres.           17,936                   0           17,936

 J. Neill, SVP              19,157                   0           19,157
 R. Phillips, SVP           17,774                   0           17,774

 R. Ryan-Killeen, Off.       4,271               4,140              131
 C. Demerski, Off.           4,348               2,760            1,588

 E. Morton, Off.             4,378               2,760            1,618
 S. Ball, Off.               2,807                 600            2,207

 S. Bruso, Off               1,635                 525            1,110

 L. Cantell, Off.            1,882                 650            1,232
 K. Guy, Off.                1,207                 400              807

 P. Harris, Off.             1,388                   0            1,388
 L. Lefebvre, Off.           1,129                 400              729

 J. Martin, Off.             1,707                 600            1,107
 M. Noska, VP                2,111                 725            1,386

 R. Perkins, Off.            2,262                 525            1,737
 M. Shippee, Off.            1,201                   0            1,201

 M. Turley, Controller       1,678                 550            1,128


  UNALLOCATED, UNGRANTED   170,500             170,500                0
  TOTALS:                  689,492             323,302          366,190

______________

1 Includes shares which the  Selling Shareholder has the  right to  acquire pursuant to stock options currently exercisable under the Plans.
2 Includes shares subject to options listed in the first column as well as the maximum number of shares which the Selling Shareholder may acquire under the Plans pursuant to yet-ungranted options, if such number is ascertainable. The maximum amount of options which may be granted under the Plans which have not been allocated to any Selling Shareholder are listed as "UNALLOCATED".

3 Assumes exercise  of all  options and  offering of  all shares issued  on such exercise.
_________________________________

    Shares may be sold in ordinary brokerage transactions through the NASDAQ at the prices prevailing at the time of such sales. The commissions payable will be the regular commissions of brokers for affecting such

sales. Sales may also be offered in block trades, private transactions or otherwise. The Company will pay all expenses in preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any Shares. The Selling Shareholders will pay all brokerage commissions.

    The Company will supply the Selling Shareholders with reasonable quantities of prospectuses. There can be no assurances that any of the Selling Shareholders will exercise their options to purchase any Shares or that, if purchased, the Selling Shareholders will sell any or all of the Shares offered by them hereunder. Under the 1987 Officers Non-Qualified Stock Option Plan, options are exercisable at a price per share of $19.00 and expire on October 13, 1998. Under the 1988 Directors Non-Qualified Stock Option Plan, options are exercisable at a price per share of $19.00 and expire on October 13, 1998. No further options are available for grant under the 1987 and 1988 plans. Under the 1994 Stock Option Plan, the options granted to date are exercisable at a price per share of $19.00 and expire on July 13, 2004. The options granted under the West Mass Bankshares, Inc. Stock Option Plan, which were converted into options to acquire Company Stock, are exercisable at a price per share of $7.50 and
10.25 and expire on November 6, 1996 and June 9, 2003, respectively. No further options are available for grant under the West Mass Plan.


                     DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 20,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, $1.00 par value. As of December 31, 1994 there were 4,685,219 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. With respect to the election of directors, the Company has a classified Board, consisting of three classes, each of which serves a three-year term. Thus, holders of the Common Stock vote on the election of only one class, or approximately one-third, of the Board at each annual meeting of shareholders. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor.

    Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive pro rata the net assets available for distribution to stockholders so long as no preferred stock has been issued. The shares of outstanding Common Stock have no preemptive or other subscription rights with respect to the issue of additional shares of capital stock by the Company. All of the outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock which are the subject of this Prospectus will, upon their distribution in accordance with the Plan, be fully paid and nonassessable.

    The Company has an authorized class of preferred stock issuable in series, no shares of which have been issued. The Board of Directors is authorized to determine preferences as to dividends and liquidation nd the voting, redemption, conversion or other rights of any series of preferred stock. Such preferences and rights may be superior to or may dilute the rights of holders of the Common Stock.


    The transfer agent and registrar for the Common Stock is Vermont National Bank.

                                EXPERTS

    The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report, which includes explanatory paragraphs regarding (i) Coopers & Lybrand L.L.P.'s responsibility related to the Company's consolidated balance sheet as of December 31, 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the two years in the period ended December 31, 1993; (ii) the Company's change in its method of accounting for certain investments in debt and equity securities and accounting for postretirement benefits other than pensions in 1993; and (iii) the Company's change in its method of accounting for income taxes in 1992; of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109.

               INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Certificate of Incorporation and By-Laws of the Company provide, in general, that, under the circumstances permitted by the General Corporation Law of Delaware, and to the fullest extent thereof, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company carries directors and officers liability insurance in connection with the foregoing.


                           - End of Prospectus -

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are incorporated in this Registration Statement by reference:

    (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

    All documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior the filing by the Company of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interest of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    The General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of any action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of any action by or in the


right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    The Certificate of Incorporation and By-Laws of registrant provide, in general, that, under the circumstances permitted by the General Corporation Law of the State of Delaware, and to the fullest extent thereof, the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of registrant or is or was serving at the request of registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

    The registrant carries Directors and Officers Liability Insurance in connection with the foregoing.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

  Exhibit
   4.1.a Company's 1987 Non-Qualified Stock Option Plan, as amended.

   4.1.b    Company's 1988 Directors Non-Qualified Stock
            Option Plan.

   4.1.c    Company's 1994 Stock Option Plan.
   4.1.d    West Mass Bankshares, Inc. Stock Option Plan.

    5.1     Opinion of Sullivan & Worcester.
    24.1    Consent of Coopers & Lybrand.

    24.2    Consent of Sullivan & Worcester (included in
            Exhibit 5).

    25.1    Power of Attorney (included on the Signature
            Page attached hereto).

Item 9.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To    include    any     prospectus    required    by
           Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
           (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question of whether such


         indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.















                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on March 22, 1995.

                             VERMONT FINANCIAL SERVICES CORP.


                             By: /s/John D. Hashagen, Jr.
                                John D. Hashagen, Jr., President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     By so signing, each of the undersigned in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint John D. Hashagen, Jr., and Richard O. Madden, and each of them, with full power of substitution, his or her true and lawful attorneys or attorney in-fact and agent to execute in his or her name, place or stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorney and each of them.

   Signature                        Title                               Date

/s/John D. Hashagen, Jr.            President and Director
John D. Hashagen, Jr.                (Principal Executive Officer)      March 22, 1995

/s/Richard O. Madden                Treasurer (Chief Financial
Richard O. Madden                     and Accounting Officer)           March 22, 1995

/s/Anthony F. Abatiell              Director                            March 22, 1995
Anthony F. Abatiell


/s/Zane V. Akins                    Director                            March 22, 1995
Zane V. Akins


/s/Charles A. Cairns                Director                            March 22, 1995
Charles A. Cairns


/s/Robert C. Cody                   Director                            March 22, 1995
Robert C. Cody


/s/Allyn W. Coombs                  Director                            March 22, 1995
Allyn W. Coombs


/s/Beverly G. Davidson              Director                            March 22, 1995
Beverly G. Davidson


/s/James E. Griffin                 Director                            March 22, 1995
James E. Griffin


/s/Francis L. Lemay                 Director                            March 22, 1995
Francis L. Lemay


/s/Daniel C. Lyons                  Director                            March 22, 1995
Daniel C. Lyons


/s/Kimball E. Mann                  Director                            March 22, 1995
Kimball E. Mann


/s/Stephen A. Morse                 Director                            March 22, 1995
Stephen A. Morse


/s/ Donald E. O'Brien               Director                            March 22, 1995
Donald E. O'Brien


/s/Roger M. Pike                    Director                            March 22, 1995
Roger M. Pike


/s/Mark W. Richards                 Director                            March 22, 1995
Mark W. Richards
